UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 10, 2011 (January 6, 2011)
Republic Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14267	65-0716904
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 627-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3
Item 9.01 Financial Statements and Exhibits.	3
SIGNATURES	3
EX-3.3

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
As previously announced: (1) effective January 1, 2011, James E. O’Connor retired from his position as Chief Executive Officer and Donald W. Slager succeeded Mr. O’Connor as Chief Executive Officer, and (2) Mr. O’Connor will continue to serve as a Director and as the Chairman of the Board until the next annual meeting of stockholders in May 2011.
At its regular meeting on January 6, 2011, the Board approved amendments to the Company’s Bylaws that accommodate a separate Chairman of the Board and Chief Executive Officer and implement other, technical changes. Among other things, the amendments to the Bylaws:
•	eliminate the requirement that, unless otherwise specifically determined by resolution of the Board, the Chairman of the Board must be an officer of the Company;

•	provide that the Board shall elect one of its members to be Chairman of the Board for a term designated by the Board;

•	eliminate the position of Vice Chairman of the Board, which the Company has not used;

•	authorize compensation for the Chairman of the Board as set by the Board; and

•	provide for the Chairman of the Board (or such other officer or director as designated by the Board) to exercise the powers and perform the duties of the Chief Executive Officer during any extended absence or extended inability to act of the Chief Executive Officer.
A copy of the Company’s newly approved Amended and Restated Bylaws is incorporated herein by reference as Exhibit 3.3.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

3.3	Amended and Restated Bylaws of Republic Services, Inc.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Services, Inc.
Date: January 10, 2011	By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

3